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                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                     WORTHINGTON FOODS, INC. AND SUBSIDIARY

                                                                 Additions
                                                        _____________________________
                                                        Charged to        Charge to
                                       at Beginning     Costs and      Other Accounts     Deductions       Balance at
                                         of Period       Expenses        - Describe       - Describe      End of Period
                                       ------------     ----------     --------------     ----------      -------------
Year ended December 31, 1996:

 Deducted from asset accounts:
   Allowance for doubtful accounts        $100,000        $ 18,421                        $ 18,421 A        $100,000
 Reserve for obsolete inventory            150,000         630,083                         630,083 B         150,000
                                          --------        --------                        ----------        --------
                                          $250,000        $648,504                        $  648,504        $250,000
                                          ========        ========                        ==========        ========

Year ended December 31, 1995:

 Deducted from asset accounts:
   Allowance for doubtful accounts        $100,000        $ 49,403                        $ 49,403 A        $100,000
 Reserve for obsolete inventory            191,107         421,333                         462,440 B         150,000
                                          --------        --------                        ----------        --------
                                          $291,107        $470,736                        $  511,843        $250,000
                                          ========        ========                        ==========        ========

Year ended December 31, 1994:

 Deducted from asset accounts:
   Allowance for doubtful accounts        $ 90,423        $ 47,519                        $ 37,942 A        $100,000
 Reserve for obsolete inventory             85,965         540,531                         435,389 B         191,107
                                          --------        --------                        ----------        --------
                                          $176,388        $588,050                        $  473,331        $291,107
                                          ========        ========                        ==========        ========

Note A - Uncollectible accounts written off, net of recoveries.

Note B - Obsolete inventory written off during the year.

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